UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

LNB BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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November 30, 2007
DON’T ALLOW DISSIDENT SHAREHOLDERS TO DISRUPT YOUR COMPANY
RETURN THE BLUE REVOCATION CARD TODAY
Dear Fellow Shareholder:
     By now you may have received materials from a shareholder called AMG Investments asking you to support their request for a special meeting of shareholders. You should have also received a Revocation Solicitation Statement and BLUE Revocation Card from your Board of Directors asking that you disregard AMG’s material.
     We are now writing again to urge all LNB shareholders to disregard AMG’s rhetoric and to return the enclosed BLUE revocation card, especially if you have inadvertently returned a WHITE request card from AMG. ONLY THE LATEST DATED CARD WILL COUNT!
     With the strategic plan that we have communicated to you, your Board strongly believes that our Company is well positioned to provide value for all LNB shareholders and we regret that AMG has chosen this time to launch a costly and disruptive campaign. However, with your support, we believe that we can defeat AMG and continue with our plans to create value for all LNB shareholders.
WE BELIEVE THAT AMG IS OUT TO MAKE A QUICK PROFIT
WITHOUT REGARD FOR THE INTERESTS OF OTHER
LNB SHAREHOLDERS
     We continue to believe that AMG’s goal by calling a special meeting of shareholders, is to take control of your Company and generate a short-term profit on their investment. AMG’s materials downplay the recent successes that your Company has experienced without offering any meaningful suggestions on how to improve the Company or increase value for its shareholders. Rather, AMG simply wants you to hand it control of the Company because its principals think that they are more capable of building shareholder value than the Board that you elected. As we said in our earlier letters, we’re skeptical about that, and we think you should be too. In our view, AMG’s efforts amount to an attempt to gain control of your Company without paying any premium to shareholders for their investment.
457 Broadway • Lorain • Ohio 44052 • (440) 244-6000 • www.4LNB.com

YOUR BOARD HAS A PLAN IN PLACE AND THAT PLAN IS
WORKING
     As we have detailed in our previous letters, your Board has a plan in place to build long-term value for all LNB shareholders. To reiterate some of our recent highlights:
•	Net income for the third quarter this year was $1,673,000, an increase of 18 percent compared to a year ago.

•	Net interest income totaled $7.8 million for the third quarter, up $508,000, while non-interest income increased $551,000 or 22.5 percent.

•	The Morgan Bank merger has had a genuinely positive impact on our balance sheet and the expense savings from the integration are on target and will be completed with the merger of systems at the close of the fourth quarter this year.

•	Credit quality showed material improvement in large part due to the changes made in the credit administration process at the end of last year and into 2007.

•	LNB continues to benefit from the investments made in people, technology and facilities over the past 18 months.
     While we fully recognize that there are several challenges in our industry and that we have much work ahead of us, we don’t believe that AMG’s costly and disruptive campaign will in any way benefit our Company, our shareholders or our community. We hope that you will support us by not returning any WHITE request card and to return the enclosed BLUE revocation card only.
     If you have any questions, or need assistance in executing the BLUE revocation card, please call MacKenzie Partners, Inc., who is assisting us in this matter, Toll-Free at 800-322-2885 or by email at proxy@mackenziepartners.com.
     We look forward to speaking with you about the future of our bank and thank you for your support.
     Sincerely,

James R. Herrick	Daniel E. Klimas
Chairman of the Board	President & Chief Executive Officer
LNB Bancorp, Inc.	LNB Bancorp, Inc.

About LNB Bancorp, Inc.
LNB Bancorp, Inc. is a $1.0 billion financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank serves customers through 22 retail-banking locations and 29 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.
This document contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, as well as the risks and uncertainties described from time to time in LNB Bancorp’s reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

If you have any questions or need assistance in voting your BLUE revocation card please call MacKenzie Partners at the numbers listed below:
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

LNB Bancorp, Inc.
Form of BLUE Revocation Card
Revocation of Request Card on Behalf of AMG Investments, LLC
     The undersigned shareholder, acting with regard to all shares of common stock, par value $1.00 per share, of LNB Bancorp, Inc. entitled to vote and held by the undersigned, hereby REVOKES any previously executed WHITE Request Card requesting the demand for a special meeting of shareholders (the “Special Meeting”) described in the Solicitation Statement of AMG Investments, LLC, and hereby confirms that the undersigned has the power to deliver a Revocation of Request Card for the number of shares represented hereby.
     THE BOARD OF DIRECTORS OF LNB BANCORP, INC. RECOMMENDS THAT YOU REVOKE ANY PREVIOUSLY EXECUTED REQUEST CARD REQUESTING THE DEMAND FOR THE SPECIAL MEETING BY PROPERLY SIGNING, DATING AND DELIVERING THIS REVOCATION CARD (USING THE ENCLOSED POSTAGE-PAID ENVELOPE).
     PLEASE SIGN THIS REVOCATION EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. SIGNED REVOCATION CARDS MARKED “REVOKE REQUEST CARD” OR “ABSTAIN” OR SIGNED BUT UNMARKED REVOCATIONS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN REQUEST CARDS FOR THE NUMBER OF SHARES REPRESENTED BY THE UNDERSIGNED.
☐ REVOKE REQUEST CARD
☐ DO NOT REVOKE REQUEST CARD
☐ ABSTAIN

Dated

Signature

Signature (if held jointly)

Title(s)